UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 8, 2017 (August 2, 2017)

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File Number)	20-0052541 (IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last
Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2017, Wyndham Worldwide Corporation (Company) issued a press release announcing that David B. Wyshner joined the Company as a senior advisor and will be appointed Executive Vice President and Chief Financial Officer effective August 4, 2017, succeeding Thomas G. Conforti who will resign as Chief Financial Officer effective August 4, 2017.  Mr. Conforti will continue to serve as a senior advisor through the later of May 1, 2018 and the closing of the Transaction (as defined below) and will receive severance compensation consistent with the terms of his employment agreement.  On August 2, 2017, the Company issued a press release announcing its intention to pursue a spin-off transaction of its hotel business resulting in two separate, publicly traded companies (Transaction).

In connection with Mr. Wyshner’s appointment, the Company entered into an employment agreement with him.  The terms of the employment agreement provide that, pursuant to the Transaction, Mr. Wyshner’s employment will be transferred to, and his agreement will be assigned to, the company spun off from the Company.  The employment agreement has a three year term ending on August 1, 2020, which may be extended by mutual agreement.  Mr. Wyshner’s agreement provides for a minimum base salary of $650,000, an annual incentive award (which will be prorated for fiscal year 2017) with a target amount equal to 100% of his base salary (subject to certain terms and conditions, including the terms and conditions of the annual incentive plan covering the Company’s employees and the Company’s attainment of performance goals, criteria or targets established by the Company’s Compensation Committee (Committee)), an initial grant of restricted stock units (RSUs) with an aggregate grant date value equal to $3,500,000, vesting in equal installments on each of the first four anniversaries of the grant date (subject to his continued employment with the Company through the applicable vesting date), additional grants of long-term incentive awards on terms as determined by the Committee and subject to the Company’s Amended and Restated 2006 Equity and Incentive Plan (and any amended or successor plan thereto) and the applicable award agreement, employee benefits generally offered to eligible full-time employees, and perquisites generally offered to similarly situated senior executive officers.  The agreement also provides that, in the event the Transaction is completed, Mr. Wyshner’s RSUs will vest in accordance with any vesting terms relating to the Transaction that may be approved by the Committee.

Mr. Wyshner’s agreement provides that if his employment is terminated by the Company without “cause” or due to a “constructive discharge” (each, as defined in the agreement) (each, a “qualifying termination”), he will be entitled to a lump-sum payment equal to 200% of the sum of (i) his then-current base salary, plus (ii) an amount equal to the highest annual incentive compensation award paid to Mr. Wyshner with respect to the three fiscal years immediately preceding the fiscal year in which his employment is terminated (but in no event will the amount in clause (ii) exceed 100% of Mr. Wyshner’s then-current base salary, and if Mr. Wyshner is terminated before completion of the first three fiscal years following the effective date of the agreement, the amount shall be $650,000); and if he elects to continue health plan coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will reimburse him for the costs associated with such continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for health and medical benefits from a subsequent employer.  In addition, in the event of a qualifying termination, all of Mr. Wyshner’s then-outstanding (x)  time-based long term incentive awards that otherwise would have vested within the one year following such termination will vest, and any such award that is a stock option or stock appreciation right will remain exercisable until the earlier of two years following such termination and the original expiration date of such award, and (y)  performance-based long term incentive awards (including restricted stock units but excluding stock options and stock appreciation rights) will vest and be paid on a pro-rata basis, subject to the achievement of the applicable performance goals, based upon the portion of the full performance period during which Mr. Wyshner was employed by the Company plus

12 months (or, if less, assuming employment for the entire performance period remaining after Mr. Wyshner’s termination), with the payment of any such vested performance-based long term incentive awards to occur at the time that the awards are paid to employees generally.  Mr. Wyshner’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

The agreement provides for customary restrictive covenants, including non-competition and non-solicitation covenants effective during the period of employment and (i) for one year following termination of employment for any reason, if Mr. Wyshner’s employment terminates after expiration of the term of the employment agreement, or (ii) for two years following termination of employment for any reason, if Mr. Wyshner’s employment terminates during the three-year term of the employment agreement.

Prior to joining the Company, Mr. Wyshner, age 50, served as Chief Financial Officer of Avis Budget Group from 2006 to June 2017 and served as President of Avis Budget Group from January 2016 to June 2017.  Previously, Mr. Wyshner held several key roles within Cendant Corporation, starting in 1999, including Executive Vice President and Treasurer, and Vice Chairman of the Travel Services Division, which included the Wyndham Worldwide hospitality and Avis and Budget vehicle rental businesses. Prior to joining Cendant, Mr. Wyshner worked for eight years in Merrill Lynch & Co.’s investment banking division, specializing in corporate finance and mergers and acquisitions. Mr. Wyshner received his bachelor’s degree magna cum laude from Yale University and his master’s degree in business administration from The Wharton School of the University of Pennsylvania, where he was a Palmer Scholar.

There are no transactions between Mr. Wyshner and the Company that would be reportable under Item 404(a) of Regulation S-K and there is no arrangement or understanding with any person pursuant to which Mr. Wyshner was selected as an executive officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: August 8, 2017	By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer